SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):
                        March 26, 3003 (March 25, 2003)


                             CAN-CAL RESOURCES LTD.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

            Nevada                       0-26669                 86-0865852
------------------------------   -----------------------   ---------------------
 (State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
       of incorporation)                                     Identification No.)



  8221 Cretan Blue Lane
  Las Vegas, Nevada                                               89128
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 (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (702) 243-1849


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)


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ITEM 5.  OTHER EVENTS

     Can-Cal Resources Ltd. ("the Company") announced that Mr. Anthony F. Ciali has been appointed President of the Company. Mr. Ciali is a senior mining executive with over twenty two-years of international mining industry experience. Ronald Sloan remains as Chief Executive Officer and Chief Financial Officer.

     Most recently, Mr. Ciali served as the President and CEO of Monarch Resources Limited, a Toronto and London Stock Exchange listed mining company with operating and exploration activities in Latin America; principally Mexico and Venezuela. He raised $35 million in a rights issue on the London Stock Exchange for the development of the La Camorra gold mine in Venezuela and raised $24 million in equity financing in listing the company on the Toronto Stock Exchange. Mr. Ciali was also instrumental in expanding the company's Mexican exploration program, to include approximately 120,000 hectares, with 10 distinct high quality gold/silver projects.

     Previously, Mr. Ciali was Vice President Finance & Administration for Gold Fields Mining Corporation, which was a wholly owned U.S. subsidiary of Consolidated Gold Fields PLC. There he played a senior role in the overall management of the company's domestic and international activities, including the development of three successful gold mines (+400,000 ounces of annual gold production) and a $20 million annual exploration budget, covering projects both in North and South America.

     Mr. Ciali began his business career as a Senior Auditor with Price Waterhouse in New York City, where he obtained a CPA.

     Mr. Ciali holds a BSc. degree in Mechanical Engineering and a Masters degree in Business Administration.

     Can-Cal Resources Ltd. is an exploration-stage company, with gold exploration projects located in California and Arizona. In addition to ongoing research to develop a gold extraction process for the Pisgah property, the Company is also presently developing industrial sales markets for a portion of the cinder rock materials located on the property and is investigating additional business opportunities for such industrial sales. As part of its future growth strategy, the Company intends to investigate opportunities to acquire and develop additional mineral properties, both in North and South America.

FORWARD LOOKING STATEMENTS

     This report contains certain "forward-looking statements" within the meaning of Section 27A of the United States Securities Exchange Act of 1933, as amended, and Section 21E of the United States Securities Act of 1934, as amended. All statements, other than statements of historical fact, included in this report, including, without limitation, statements regarding future


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plans and objectives of Can-Cal Resources, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under the heading "Risk Factors" and elsewhere in documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CAN-CAL RESOURCES LTD.


Dated: March 26, 2003                       By: /s/  Ronald D. Sloan
                                                --------------------------------
                                                RONALD D. SLOAN,
                                                Chief Executive Officer




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